Exhibit 31.2

I. William P. Dolan, hereby certify that:

          1. I have reviewed this quarterly report on Form 10-QSB of Dynamic International, Inc.

          2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly reports; and

          3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial position, results of operations, and cash flows of the issuer as of, and for, the periods presented in this quarterly report

          4. I am responsible for establishing and maintaining disclosure controls and procedures for the issuer and have:

               (i) Designed such disclosure controls and procedures to ensure that material information relating to the issuer is made known to me, particularly during the period in which the periodic reports are being prepared;

               (ii) Evaluated that effectiveness of the issuer's disclosure controls and procedures as of January 31, 2005; and

               (iii) Presented in the report our conclusions about the
                    effectiveness of the disclosure controls and procedures based on my evaluation as of the Evaluation Date;

          5. I have disclosed, based on my recent evaluation, to the issuer's auditors and the audit committee of the board of directors (or persons fulfilling the equivalent functions):

               (i) All significant deficiencies in the design of operation of internal controls which could adversely affect the issuer's ability to record, process, summarize and report financial data and have identified for the issuer's auditors any material weaknesses in internal controls; and

               (ii) Any fraud, whether or not material, that involves management or other employees who have a significant role in the issuer's internal controls; and

          6. I have indicated in the report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.



Date:  March 17, 2005


/s/ William P. Dolan
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William P. Dolan, CFO